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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 1997

                           H. F. Ahmanson & Company
              -------------------------------------------------
              (Exact name of registrant as specified in charter)

          Delaware                1-8930                 95-0479700
      ---------------           ------------         -------------------
      (State of other           (Commission            (IRS employer
      jurisdiction of           file number)         identification no.)
      incorporation)

      4900 Rivergrade Road, Irwindale, California           91706
      -------------------------------------------         ----------
       (Address of principal executive offices)           (Zip code)

Registrant's telephone number, including area code     (818) 960-6311
                                                       ---------------

                                Not applicable
                           ------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     On February 17, 1997, H. F. Ahmanson & Company, a Delaware corporation (the "Registrant"), submitted a written proposal to Great Western Financial Corporation, a Delaware corporation ("GWF"), for a tax-free merger of the two companies pursuant to which each outstanding share of common stock, par value $1.00 per share, of GWF would be converted into 1.05 shares of common stock, par value $0.01 per share, of the Registrant (the "Ahmanson Proposal").

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     99.1  Press release dated February 18, 1997 announcing the Ahmanson
           Proposal.

     99.2 Investor presentation materials used by the Registrant at a presentation for analysts and investors which took place on February 18, 1997 relating to the Ahmanson Proposal (In the investor presentation, the Registrant is sometimes referred to by its stock exchange ticker symbol, "AHM").





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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 18, 1997

                                                 H. F. AHMANSON & COMPANY

                                                 /s/  Madeline A. Kleiner
                                                 -------------------------------
                                                 Madeline A. Kleiner
                                                 Senior Executive Vice President
                                                 and General Counsel